SECURED PROMISSORY NOTE

US $750,000

NOTEHOLDER:
MASLOW MEDIA GROUP, INC.
22 Baltimore Road
Rockville, MD 20850

September 5, 2019

FOR VALUE RECEIVED, **VIVOS HOLDINGS, LLC**, a Delaware limited liability company ("Debtor"), with offices at 22 Baltimore Road, Rockville, MD 20850, promises to pay on the terms described herein to the order of **MASLOW MEDIA GROUP, INC.** (the "Noteholder") the principal sum of **$750,000.00**, together with interest from the date of this Note until repayment at the rate of **two and one half percent (2.5%)** per annum, with such interest being payable on the first day of each month commencing on **December 1, 2019** (or the next business day if such date shall be a Saturday, Sunday or other legal holiday) while the principal amount of this Note shall remain outstanding. Payment shall be made in lawful money of the United States of America at the address of the Noteholder set forth above or such other address as Noteholder may direct. This Note may be prepaid at the option of the Debtor at any time without penalty. Any payment made under this Note shall be credited first against interest then due and the remainder against principal, and the interest shall cease upon the principal so credited.

The Debtor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. This Note is being delivered in and shall be solely construed in accordance with the laws of the Commonwealth of Virginia, as applied to agreements performed wholly within the Commonwealth of Virginia.

Debtor shall tender payment of $9,741.87 per month to Noteholder as of the commencement date above. Monthly payments shall continue for 84 months. Each month's payment shall be due and owing as of the first business day of the month. The amortization schedule of the payments due under this Note is set forth at Schedule A, which is attached hereto and incorporated by reference herein.

Following failure by Debtor to tender, by the end of any calendar month, any monthly payment in full as required hereunder, Noteholder may, at its option, declare the entire unpaid principal balance of this Note and all accrued unpaid interest thereon to be immediately due and payable and the Noteholder may proceed to exercise any rights or remedies the Noteholder may have under this Note or such other rights and remedies which Noteholder may have at law, equity or otherwise.

Silvija Valleru, an individual ("Valleru") residing at 6206 Colchester Road, Fairfax, VA 22030, and Naveen Doki, an individual ("Doki") residing at 4902 Finchem Court, Fairfax, VA 22030, are beneficial owners of Debtor, and guaranty Debtor's faithful repayment under the terms of this Note, with collateral described in this paragraph. Doki and Valleru pledge their ownership of shares of capital stock in Maslow Media Group, Inc. ("Maslow") which can be converted, with respect to Valleru, into up to 6,000,000 shares of common stock of Maslow or its successors and assigns, and with respect to Doki, into up to 24,000,000 shares of common stock of Maslow or its successors and assigns, as collateral for faithful performance of Debtor's obligations hereunder. In the event of any or each default by Debtor, Noteholder may demand shares of Maslow capital stock or up to 30,000,000 shares of the common stock into which it is or may be converted, sufficient to offset the amount of the default(s). If the pledged stock is listed or quoted for public trading, the fair market value shall be the price per share at the close of trading, as published in the Wall Street Journal, on the date of Debtor's default(s). If the pledged stock is not listed or quoted for public trading, the fair market value shall be the price per share based on the last valuation made of the pledged stock.

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If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial or insolvency proceedings or if this Note is placed in the hands of attorneys for collection after default, the Debtor agrees to pay, in addition to the principal payable hereon, collection costs, including reasonable attorneys' fees.

Any notice or communication (other than payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, upon confirmation of receipt or opening by an intended email addressee, or, if mailed, upon deposit in the United States mail for mailing by certified mail, postage prepaid and addressed as follows:

If to Noteholder: The address set forth above, or the following email address:

ntsahalis@maslowmedia.com

If to Doki: Doki's address set forth above, or the following email address:

dokinav@yahoo.com

If to Valleru: Valleru's address set forth above, or the following email address:

silvivalleru@gmail.com

If to Debtor: Debtor's address or email address set forth below.

Each of the above addressees may change their address for purposes of this paragraph by giving the other addressees notice in conformance with this paragraph of such new address.

This Note, and the obligations and rights of the Debtors hereunder, shall be binding upon and inure to the benefit of the Debtor, the Noteholder, and their respective heirs, successors and assigns. This Note is a binding obligation of the Debtor, enforceable in accordance with the terms hereof, and has been duly authorized by all required action and the issuance of this Note does not conflict with the terms of any agreement or instrument to which the Debtor may be a party or be bound. Debtor represents and warrants that the obligations of Debtor under this Note rank (and so long as any such obligation remains outstanding hereunder, will continue to rank) at least pari-passu in all respects with all other loans, debts, guaranties and other obligations incurred, created, assumed or guaranteed by Debtor. Debtor shall not assign or transfer its obligations hereunder without prior written consent of Noteholder, without which such attempted assignment or transfer shall be null and void. Changes in and additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Debtor and Noteholder. Failure of Noteholder to exercise any rights, powers or remedies hereunder in any instance shall not constitute a waiver thereof in that or any other instance and no single or partial exercise by Noteholder of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

[Signature Page follows]

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Executed as of the date first above written.

For Debtor, VIVOS HOLDINGS, LLC:

By: ______________________________

Printed Name: Naveen Doki

Job Title: Majority Partner

SCHEDULE A
Amortization Schedule

Amortization Schedule

Payment Date	Payment	Principal	Interest	Total Interest	Balance
Dec 2019	$9,741.87	$8,179.37	$1,562.50	$1,562.50	$741,820.63
Jan 2020	$9,741.87	$8,196.41	$1,545.46	$3,107.96	$733,624.22
Feb 2020	$9,741.87	$8,213.49	$1,528.38	$4,636.34	$725,410.73
Mar 2020	$9,741.87	$8,230.60	$1,511.27	$6,147.62	$717,180.14
Apr 2020	$9,741.87	$8,247.74	$1,494.13	$7,641.74	$708,932.39
May 2020	$9,741.87	$8,264.93	$1,476.94	$9,118.68	$700,667.46
Jun 2020	$9,741.87	$8,282.15	$1,459.72	$10,578.41	$692,385.32
Jul 2020	$9,741.87	$8,299.40	$1,442.47	$12,020.88	$684,085.92
Aug 2020	$9,741.87	$8,316.69	$1,425.18	$13,446.06	$675,769.23
Sep 2020	$9,741.87	$8,334.02	$1,407.85	$14,853.91	$667,435.21
Oct 2020	$9,741.87	$8,351.38	$1,390.49	$16,244.40	$659,083.83
Nov 2020	$9,741.87	$8,368.78	$1,373.09	$17,617.49	$650,715.05
Dec 2020	$9,741.87	$8,386.21	$1,355.66	$18,973.15	$642,328.84
Jan 2021	$9,741.87	$8,403.68	$1,338.19	$20,311.33	$633,925.15
Feb 2021	$9,741.87	$8,421.19	$1,320.68	$21,632.01	$625,503.96
Mar 2021	$9,741.87	$8,438.74	$1,303.13	$22,935.14	$617,065.22
Apr 2021	$9,741.87	$8,456.32	$1,285.55	$24,220.69	$608,608.90
May 2021	$9,741.87	$8,473.93	$1,267.94	$25,488.63	$600,134.97
Jun 2021	$9,741.87	$8,491.59	$1,250.28	$26,738.91	$591,643.38
Jul 2021	$9,741.87	$8,509.28	$1,232.59	$27,971.50	$583,134.10
Aug 2021	$9,741.87	$8,527.01	$1,214.86	$29,186.36	$574,607.09
Sep 2021	$9,741.87	$8,544.77	$1,197.10	$30,383.46	$566,062.32
Oct 2021	$9,741.87	$8,562.57	$1,179.30	$31,562.76	$557,499.75
Nov 2021	$9,741.87	$8,580.41	$1,161.46	$32,724.22	$548,919.34
Dec 2021	$9,741.87	$8,598.29	$1,143.58	$33,867.80	$540,321.05
Jan 2022	$9,741.87	$8,616.20	$1,125.67	$34,993.47	$531,704.85
Feb 2022	$9,741.87	$8,634.15	$1,107.72	$36,101.19	$523,070.70
Mar 2022	$9,741.87	$8,652.14	$1,089.73	$37,190.92	$514,418.56
Apr 2022	$9,741.87	$8,670.16	$1,071.71	$38,262.62	$505,748.39
May 2022	$9,741.87	$8,688.23	$1,053.64	$39,316.26	$497,060.16
Jun 2022	$9,741.87	$8,706.33	$1,035.54	$40,351.81	$488,353.84
Jul 2022	$9,741.87	$8,724.47	$1,017.40	$41,369.21	$479,629.37
Aug 2022	$9,741.87	$8,742.64	$999.23	$42,368.44	$470,886.73
Sep 2022	$9,741.87	$8,760.86	$981.01	$43,349.45	$462,125.87
Oct 2022	$9,741.87	$8,779.11	$962.76	$44,312.21	$453,346.77
Nov 2022	$9,741.87	$8,797.40	$944.47	$45,256.69	$444,549.37
Dec 2022	$9,741.87	$8,815.73	$926.14	$46,182.83	$435,733.64
Jan 2023	$9,741.87	$8,834.09	$907.78	$47,090.61	$426,899.55

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Payment Date	Payment	Principal	Interest	Total Interest	Balance
Feb 2023	$9,741.87	$8,852.50	$889.37	$47,979.98	$418,047.05
Mar 2023	$9,741.87	$8,870.94	$870.93	$48,850.91	$409,176.12
Apr 2023	$9,741.87	$8,889.42	$852.45	$49,703.36	$400,286.70
May 2023	$9,741.87	$8,907.94	$833.93	$50,537.30	$391,378.76
Jun 2023	$9,741.87	$8,926.50	$815.37	$51,352.67	$382,452.26
Jul 2023	$9,741.87	$8,945.09	$796.78	$52,149.44	$373,507.16
Aug 2023	$9,741.87	$8,963.73	$778.14	$52,927.58	$364,543.43
Sep 2023	$9,741.87	$8,982.40	$759.47	$53,687.05	$355,561.03
Oct 2023	$9,741.87	$9,001.12	$740.75	$54,427.80	$346,559.91
Nov 2023	$9,741.87	$9,019.87	$722.00	$55,149.80	$337,540.04
Dec 2023	$9,741.87	$9,038.66	$703.21	$55,853.01	$328,501.38
Jan 2024	$9,741.87	$9,057.49	$684.38	$56,537.39	$319,443.89
Feb 2024	$9,741.87	$9,076.36	$665.51	$57,202.90	$310,367.53
Mar 2024	$9,741.87	$9,095.27	$646.60	$57,849.49	$301,272.26
Apr 2024	$9,741.87	$9,114.22	$627.65	$58,477.14	$292,158.04
May 2024	$9,741.87	$9,133.21	$608.66	$59,085.81	$283,024.83
Jun 2024	$9,741.87	$9,152.23	$589.64	$59,675.44	$273,872.59
Jul 2024	$9,741.87	$9,171.30	$570.57	$60,246.01	$264,701.29
Aug 2024	$9,741.87	$9,190.41	$551.46	$60,797.47	$255,510.88
Sep 2024	$9,741.87	$9,209.56	$532.31	$61,329.79	$246,301.33
Oct 2024	$9,741.87	$9,228.74	$513.13	$61,842.91	$237,072.59
Nov 2024	$9,741.87	$9,247.97	$493.90	$62,336.81	$227,824.62
Dec 2024	$9,741.87	$9,267.24	$474.63	$62,811.45	$218,557.38
Jan 2025	$9,741.87	$9,286.54	$455.33	$63,266.78	$209,270.84
Feb 2025	$9,741.87	$9,305.89	$435.98	$63,702.76	$199,964.95
Mar 2025	$9,741.87	$9,325.28	$416.59	$64,119.35	$190,639.67
Apr 2025	$9,741.87	$9,344.70	$397.17	$64,516.52	$181,294.97
May 2025	$9,741.87	$9,364.17	$377.70	$64,894.22	$171,930.80
Jun 2025	$9,741.87	$9,383.68	$358.19	$65,252.40	$162,547.12
Jul 2025	$9,741.87	$9,403.23	$338.64	$65,591.04	$153,143.89
Aug 2025	$9,741.87	$9,422.82	$319.05	$65,910.09	$143,721.07
Sep 2025	$9,741.87	$9,442.45	$299.42	$66,209.51	$134,278.62
Oct 2025	$9,741.87	$9,462.12	$279.75	$66,489.26	$124,816.49
Nov 2025	$9,741.87	$9,481.84	$260.03	$66,749.29	$115,334.66
Dec 2025	$9,741.87	$9,501.59	$240.28	$66,989.58	$105,833.07
Jan 2026	$9,741.87	$9,521.38	$220.49	$67,210.06	$96,311.68
Feb 2026	$9,741.87	$9,541.22	$200.65	$67,410.71	$86,770.46
Mar 2026	$9,741.87	$9,561.10	$180.77	$67,591.48	$77,209.36
Apr 2026	$9,741.87	$9,581.02	$160.85	$67,752.33	$67,628.35
May 2026	$9,741.87	$9,600.98	$140.89	$67,893.23	$58,027.37
Jun 2026	$9,741.87	$9,620.98	$120.89	$68,014.12	$48,406.39
Jul 2026	$9,741.87	$9,641.02	$100.85	$68,114.96	$38,765.37
Aug 2026	$9,741.87	$9,661.11	$80.76	$68,195.73	$29,104.26

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Payment Date	Payment	Principal	Interest	Total Interest	Balance
Sep 2026	$9,741.87	$9,681.24	$60.63	$68,256.36	$19,423.02
Oct 2026	$9,741.87	$9,701.41	$40.46	$68,296.82	$9,721.62
Nov 2026	$9,741.87	$9,721.62	$20.25	$68,317.08	$0.00

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